Exhibit 10.1

Principal Amount: $136,579.00	Issue Date: November 26, 2019

PROMISSORY NOTE

FOR VALUE RECEIVED, PREDICTIVE ONCOLOGY INC., a Delaware corporation (hereinafter called the “Borrower”), as of November 26, 2019 (the “Issue Date”), hereby promises to pay to the order of OASIS CAPITAL, LLC, a Puerto Rico limited liability company, or its registered assigns (the “Holder”), the principal sum of $136,579.00 (the “Principal Amount”), together with interest at the rate of eight percent (8%) per annum, at maturity or upon acceleration or otherwise, as set forth herein (the “Note”). The cash consideration to the Borrower for this Note is $125,000.00 (the “Consideration”) in United States currency, due to the original issuance discount of $6,579.00 (the “OID”) and a $5,000.00 credit for the Holder’s transactional expenses. The Holder shall pay the Consideration within a reasonable amount of time of the full execution of the securities purchase agreement (the “Purchase Agreement”) and its ancillary transactional documents pursuant to which this Note is issued. On the Issue Date, the outstanding principal amount under this Note shall be $136,579.00, consisting of the Consideration plus the OID and the $5,000.00 credit for the Holder’s transactional expenses. The maturity date of this Note shall be the date that is six (6) months from the Issue Date (the “Maturity Date”), and is the date upon which the Principal Amount, as well as any accrued and unpaid interest and other fees, shall be due and payable. This Note may not be repaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid by the Maturity Date shall bear interest at the rate of the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum amount allowed by law, from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the Issue Date and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof. Capitalized terms used in this Note shall have the meanings set forth in the Purchase Agreement unless otherwise defined in this Note.

The following additional terms shall also apply to this Note:

ARTICLE I. [INTENTIONALLY OMITTED]

ARTICLE II. CERTAIN COVENANTS

2.1               Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any Subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.2               Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

ARTICLE III. EVENTS OF DEFAULT

The occurrence of any of the following shall each constitute an “Event of Default”, with no right to notice or the right to cure except as specifically stated:

3.1               Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at the Maturity Date, upon acceleration, or otherwise.

3.2               RESERVED

3.3               Breach of Covenants. The Borrower breaches any covenant or other term or condition contained in this Note or any other document entered into between the Borrower and the Holder and such breach continues for a period of three (3) days after written notice thereof to the Borrower from the Holder or after five (5) days after the Borrower should have been aware of the breach.

3.4               Breach of Representations and Warranties. Any representation or warranty of the Borrower made in this Note or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, or in connection with the Purchase Agreement or any Transaction Document, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note.

3.5               Receiver or Trustee. The Borrower or any Subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6               Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any Subsidiary of the Borrower or any of their respective property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of ten (10) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.7               Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of the Borrower and, in the case of involuntary proceedings, have not been dismissed within 61 days.

3.8               Delisting of Common Stock on the Trading Market. The Borrower shall fail to maintain the listing or quotation of the Common Stock on the Trading Market. “Trading Market” means the NASDAQ stock market.

3.9               Failure to Comply with the Exchange Act. The Borrower shall fail to comply in any material respect with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings), and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.10              Liquidation. The Borrower commences any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.11             Cessation of Operations. The Borrower ceases operations or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.12             Financial Statement Restatement. The Borrower replaces its auditor, or restates any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a material adverse effect on the Borrower or the rights of the Holder with respect to this Note.

3.13             RESERVED

3.14             Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any other agreements or financial instrument, including but not limited to the Transaction Documents, as well as all convertible promissory notes currently issued, or hereafter issued, by the Borrower, to the Holder or any 3rd party (the “Other Agreements”), shall, at the option of the Holder, be considered a default under this Note, in which event the Holder shall be entitled to apply all rights and remedies of the Holder under the terms of this Note by reason of a default under said Other Agreement or hereunder.

3.15             Inside Information. Any attempt by the Borrower or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Borrower or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower’s filing of a Form 8-K pursuant to Regulation FD on that same date.

3.16             No bid. The lowest Trading Price on the Trading Market for the Common Stock is equal to or less than $0.01. “Trading Price” means, for any security as of any date, the lowest VWAP price on the Trading Market as reported by a reliable reporting service designated by the Holder (i.e., www.Nasdaq.com) or, if Nasdaq is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets.

3.17             Prohibition on Debt and Variable Securities. The Borrower, without written consent of the Holder, issues any Variable Security (as defined herein), unless (i) the Borrower is permitted to pay off this Note in cash at the time of the issuance of the respective Variable Security and (ii) the Borrower pays off this Note, pursuant to the terms of this Note, in cash at the time of the issuance of the respective Variable Security. A “Variable Security” shall mean any security issued by the Borrower, not subject to a floor price that is within fifty percent (50%) of the then current market price of the Common Stock, that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock; (ii) is or may become convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion or exercise price that varies with the market price of the common stock, even if such security only becomes convertible or exercisable following an event of default, the passage of time, or another trigger event or condition; or (iii) was issued or may be issued in the future in exchange for or in connection with any contract, security, or instrument, whether convertible or not, where the number of shares of Common Stock issued or to be issued is based upon or related in any way to the market price of the Common Stock, including, but not limited to, Common Stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. Notwithstanding the foregoing, the Borrower shall not be deemed to be in default under this subsection to the extent that it issues securities in compliance with obligations under written transaction documents that existed, unaltered, prior to the Issue Date.

Upon the occurrence of any Event of Default specified in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, and/or this 3.17, solely upon written demand by the Holder, this Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 135% (plus an additional 5% per each additional Event of Default that occurs hereunder) multiplied by the then outstanding entire balance of this Note (including principal and accrued and unpaid interest) plus Default Interest from the date of the Event of Default, if any, plus any amounts owed to the Holder pursuant to this Section 3.17 (collectively, in the aggregate of all of the above, the “Default Amount”), and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

ARTICLE IV. MISCELLANEOUS

4.1               Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2               Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or electronic transmission by e-mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, or upon electronic transmission by e-mail delivery, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

PREDICTIVE ONCOLOGY INC.
2915 Commers Drive,

Suite 900

Eagan, MM 55121Attention: Robert Myers, CFO

E-mail: rmyers@skylinemedical.com

Phone: 651-389-4508

With a copy (which shall not constitute notice) to:

Maslon LLP

3300 Wells Fargo Center, 90 South Seventh Street

Minneapolis, MN 55402

E-mail: martin.rosenbaum@maslon.com

Attention: Martin R. Rosenbaum, Esq.

Phone: 612-672-8326

If to the Holder:

OASIS CAPITAL, LLC

208 Ponce de Leon Ave, Suite 1600

San Juan, PR 00918

E-mail: adam@oasis-cap.com

Attention: Adam Long, Managing Partner

Phone: 816.960.0100

with a copy to that shall not constitute notice:

K&L Gates LLP

200 S. Biscayne Blvd., Ste. 3900

Miami, FL 33131

Attention: John D. Owens, III, Esq.

e-mail: john.owens@klgates.com

4.3               Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4               Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Borrower hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Borrower without the prior signed written consent of the Holder, which consent may be withheld at the sole discretion of the Holder (any such assignment or transfer shall be null and void if the Borrower does not obtain the prior signed written consent of the Holder). This Note or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, in whole or in part, without the need to obtain the Borrower’s consent thereto. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5               Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6               Governing Law. This Note shall be governed by and interpreted in accordance with the laws of the State of Kansas without regard to the principles of conflicts of law (whether of the State of Kansas or any other jurisdiction).

4.7               Arbitration. Any disputes, claims, or controversies arising out of or relating to this Note, or the transactions, contemplated thereby, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Note to arbitrate, shall be referred to and resolved solely and exclusively by binding arbitration to be conducted before the Judicial Arbitration and Mediation Service (“JAMS”), or its successor pursuant to the expedited procedures set forth in the JAMS Comprehensive Arbitration Rules and Procedures (the “Rules”), including Rules 16.1 and 16.2 of those Rules. The arbitration shall be held in New York, New York, before a tribunal consisting of three (3) arbitrators each of whom will be selected in accordance with the “strike and rank” methodology set forth in Rule 15. Either party to this Note may, without waiving any remedy under this Note, seek from any federal or state court sitting in the State of Kansas any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal. The costs and expenses of such arbitration shall be paid by and be the sole responsibility of the Borrower, including but not limited to the Holder’s attorneys’ fees, and each arbitrator’s fees. The arbitrators’ decision must set forth a reasoned basis for any award of damages or finding of liability. The arbitrators’ decision and award will be made and delivered as soon as reasonably possible and in any case within sixty (60) days’ following the conclusion of the arbitration hearing and shall be final and binding on the parties and may be entered by any court having jurisdiction thereof.

4.8               JURY TRIAL WAIVER. THE BORROWER AND THE HOLDER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

4.9               Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding Principal Amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty.

4.10             Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.11             Section 3(a)(10) Transactions. If at any time while this Note is outstanding, the Borrower enters into a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act (a “3(a)(10) Transaction”), then a liquidated damages charge of 100% of the outstanding principal balance of this Note at that time, will be assessed and will become immediately due and payable to the Holder, either in the form of cash payment, an addition to the balance of this Note, or a combination of both forms of payment, as determined by the Holder. The damages resulting from such a 3(a)(10) Transaction and the potential sale of shares of the Borrower’s capital stock resulting therefrom into the capital markets are difficult if not impossible to quantify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 4.11 are justified. The liquidated damages charge in this Section 4.11 shall be in addition to, and not in substitution of, any of the other rights of the Holder under this Note.

4.12             Restriction on Section 3(a)(9) Transactions. So long as this Note is outstanding, the Borrower shall not enter into any 3(a)(9) Transaction with any party other than the Holder, without prior written consent of the Holder. In the event that the Borrower does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction while this Note is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of this Note, but not less than $15,000, will be assessed and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note. “3(a)(9) Transaction” means a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(9) of the Securities Act. The damages resulting from such a 3(a)(9) Transaction and the potential sale of shares of the Borrower’s capital stock resulting therefrom into the capital markets are difficult if not impossible to quantify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 4.12 are justified. The liquidated damages charge in this Section 4.12 shall be in addition to, and not in substitution of, any of the other rights of the Holder under this Note.

4.13             Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

4.14             Repayment. Notwithstanding anything to the contrary contained in this Note, the Borrower may repay the total amount outstanding under this Note, with one payment, during the 30 calendar day period after the Issue Date, by making a payment to the Holder of an amount in cash equal to 105% multiplied by the full payment amount.  Notwithstanding anything to the contrary contained in this Note, the Borrower may repay the total amount outstanding under this Note, with one payment, during the 31st through 60th calendar day period after the Issue Date, by making a payment to the Holder of an amount in cash equal to 110% multiplied by the full payment amount.  Notwithstanding anything to the contrary contained in this Note, the Borrower may repay the total amount outstanding under this Note, in one payment, following the 60th calendar day period after the Issue Date, including on and after the Maturity Date, by making a payment to the Holder of an amount in cash equal to 125% multiplied by the full payment amount. Subject to the immediately foregoing sentence, in order to repay this Note, the Borrower shall provide notice to the Holder seven (7) business days prior to such respective repayment date, and the Holder must receive such repayment within nine (9) business days of the Holder’s receipt of the respective repayment notice, but not sooner than seven (7) business days from the date of notice.

4.15             Repayment Upon Offering. In the event that the Borrower completes any sale of securities after the Issue Date, including but not limited to “putting” shares of common stock to any investor in any “equity line” transactions, the proceeds of each such sale shall first and solely be applied to the repayment of this Note, in compliance with the repayment amounts contemplated by Section 4.14 above, until the same shall have been paid and satisfied in full.

4.16             Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Borrower or any of its Subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Borrower shall notify the Holder of such additional or more favorable term and such term, at Holder’s option, shall become a part of the transaction documents with the Holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing prepayment rate, interest rates, original issue discounts, and warrant coverage.

** signature page to follow **

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name by its duly authorized officer on the Issue Date.

PREDICTIVE ONCOLOGY INC.

By: _________________________________

Name: Bob Myers

Title: CFO

Accepted by:

OASIS CAPITAL, LLC

By:_________________________________

Name: Adam Long

Title: Managing Partner

** Signature Page to Promissory Note **